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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-47851, 333-47843, 333-47059, and 333-46991) of Flexi International
Software, Inc. of our reported dated January 29, 2000, appearing in the Annual Report on Form 10-K of Flexi International Software, Inc. for the year ended December 31, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of this Form 10-K.


Deloitte & Touche LLP
Hartford, Connecticut
March 23, 2000